POWER OF ATTORNEY KnO\\ all b} these presents, that the undersigned hereby constitutes and appoints each of Rashida La Lande. Prasanth Ak~apeddt and Heidi Mmer signing singly, the undersigned's true and la" fut attorney-in-fact to: ( l) prepare, e'ecute m the undersigned' s name and on the undersigned's behalf, and submit to the U. S Sec unties and Exchange Commission (the "SEC"') a Fonn LO, including amendments thereto, and an) other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section l 6(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC, (2) execute for and on behalf of the undersigned, in the undersigned 's capacity as an officer of The Kran Hemz Company (the "Company"), Fonns 3, 4 and 5 in accordance witJ1 Section l 6(a) of the Securities Exchange Act of 1934 and the rules thereunder, (3) do and pcrfom1 any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Fonn 3, 4 or 5, complete and execute any amendment or amendments thereto. and timely file such fom1 with the SEC and any stock exchange or similar authority, and (4) take any other action of any type whatsoever in connection with the foregoing which. in the opiruon of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shaJI be in such form and shall cont.am such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's d1screuon The undersigned hereby grants to each such auomey-in-fact full power and authority to do and perfom1 any and c\.ery act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes ns the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confrrming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by vutue of 111 is Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. Tlus Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transact.ions in securities issued by the Company, unless earlier revoked by the undersigned m a signed writing delivered to the foregoing attomeys- 10-fact Tlus PO\\.Cr of Attorney revokes all prior Powers of Attome) relatmg to reporting under Secuon 16 of the Securiues Exchange Act of 1934 of the Company's secunties and shall remain 1n effect unul revoked by a subsequently filed instrument IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this -2.}- da) of Apnl, 2020